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                                                                  Exhibit 10.7.2

         AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     THIS AMENDMENT NO. 2, dated as of August 7, 2001, is made and entered into by and between AmeriCredit Corp. ("Employer"), AmeriCredit Financial Services, Inc. ("Subsidiary"), and Edward H. Esstman ("Executive").

     WHEREAS, Employer, Subsidiary and Executive have previously entered into that certain Amended and Restated Employment Agreement dated as of October 15, 1996, as amended by that certain Amendment No. 1 to Amended and Restated Employment Agreement dated as of May 1, 1997 (together, the "Employment Agreement").

     WHEREAS, since the execution of the Employment Agreement, due to the continued growth and financial success of Employer and Subsidiary, and to provide for an orderly transition of executive management, Employer, Subsidiary and Executive desire to amend certain provisions of the Employment Agreement.

     NOW, THEREFORE, in consideration of Executive's continued employment by Employer and Subsidiary and the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Employer, Subsidiary and Executive intend by this Amendment No. 2 to modify and amend the Employment Agreement as herein provided.

     1.  Amendment to Section 1.1 - "General Duties of Employer and Employee."
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Effective August 7, 2001, (i) Executive shall become a Vice Chairman of Employer and of Subsidiary (until such time as such position may be changed as provided in Section 1.1), and (ii) Executive shall resign his other positions with Employer and Subsidiary; provided, however, that Executive shall continue as a member of the Board of Directors of Employer (but not as a member of the Board of Directors of Subsidiary). Executive shall continue to be employed by Employer and Subsidiary, and Executive shall remain in the employ of Employer, pursuant to the terms of this Agreement, as amended.

     2.  Amendment to Section 2.1 - "Compensation and Benefits."  Effective
         -----------------------------------------------------
August 8 , 2001, Executive's current salary shall be $225,000 per annum while employed hereunder.

     3.  Amendment to Section 2.5 - "Compensation and Benefits."  For the fiscal
         -----------------------------------------------------
year ending June 30, 2002, Executive shall be eligible for a maximum bonus opportunity of 125% of his base salary under Employer's Executive Bonus Program. For subsequent fiscal years (i.e., fiscal years commencing on and after July 1, 2002), Executive's range of bonus opportunities will be determined by the Stock Option/Compensation Committee of the Board of Directors in its sole discretion.

     4.  Amendment to Section 8.1 - "Change of Control."  Effective as of the
         ---------------------------------------------
date hereof, the first two (2) sentences of Section 8.1 shall be amended so as to read as follows:

     Notwithstanding anything to the contrary otherwise provided herein, if a "change of control" (as defined below) of Employer occurs and within twelve
     (12) months from the date of such "change of control", Executive voluntarily terminates the employment relationship under this Agreement by giving sixty (60) days' written notice to Employer under Section 6.1 hereof or within such twelve (12) month period Employer gives written notice to Executive to terminate Executive's employment relationship without "due
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     cause" pursuant to Section 6.4, or in the event that the Executive shall die or become disabled within such twelve (12) month, then, even though no longer employed by Employer, Executive (or, if applicable, Executive's legal representative or estate) shall be entitled to earned and vested bonuses at the date of termination plus a payment equal to the amount of Executive's salary (undiscounted), as "salary" is defined below, prorated for the remainder of the fiscal year in which the "change of control" occurs, plus the present value (employing a discount rate of 8%) of two
             ----
     additional years' salary, payable at the option of the Executive (or his legal representative or estate) in either a lump sum within 30 days after the date of termination or annually over a three-year period. For purposes of this Section 8.1, the term "salary" shall mean the sum of (i) the highest annual rate of compensation provided to Executive in any of the seven (7) fiscal years preceding the year in which there shall occur a "change of control," plus (ii) the highest annual cash bonus or other cash
                          ----
     incentive compensation paid to Executive in any of the seven (7) fiscal years preceding the year in which there shall occur a "change of control."

     5.  Amendment to Section 11.1 - "Miscellaneous - Notices."  The address for
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notices and other communications, for Employer, Subsidiary and Executive, is 801
Cherry Street, Suite 3900, Fort Worth, Texas 76102.

     6.  Effect of Amendments; Enforceability of Employment Agreement.  This
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Amendment No. 2 replaces all previous agreements and discussions relating to the same or similar subject matters between Executive and Employer with respect to the subject matter of this Amendment No. 2. Except as otherwise expressly and specifically amended or modified by this Amendment No. 2, the terms and provisions of the Employment Agreement shall continue in full force and effect on and after the date hereof.
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     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.

                              AMERICREDIT CORP.



                              By:___________________________
                                 Michael R. Barrington, Vice Chairman,
                                 Chief Executive Officer and President

                              AMERICREDIT FINANCIAL SERVICES, INC.


                              By:___________________________
                                 Daniel E. Berce, Vice Chairman and Chief
                                 Financial Officer

                              EXECUTIVE:



                              ______________________________
                              Edward H. Esstman